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FROM:    Financial Performance Corporation
         777 Third Avenue
         New York, NY 10017

         Rubenstein Associates, Inc.
         Public Relations - Tel.: 212-843-8030
         Contact: Peter Rosenthal

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    FINANCIAL PERFORMANCE CORPORATION HAS ACQUIRED WILLEY BROTHERS, INC.,
     PROVIDER OF RETAIL ENVIRONMENTS TO THE FINANCIAL SERVICES INDUSTRY,
                        IN A $35.6 MILLION TRANSACTION


         New York, New York, January 16, 2001 -- Financial Performance Corporation (NASDAQ: FPCX) today announced that it has acquired Willey Brothers, Inc., a leader in the design and implementation of retail environments for top-tier commercial banks and financial services firms, for $35.6 million in a combination of cash, stock of FPCX, convertible subordinated notes and an earn-out opportunity. As part of the transaction, Fleet Capital Corporation has provided Willey Brothers with a $6 million working capital facility and an $8 million senior term loan, and FPCX has contributed $5.5 million in equity. Willey Brothers will operate under its current management as a wholly-owned subsidiary of FPCX.

         FPCX said that under the new ownership structure, Willey Brothers will have access to capital in order to execute its growth strategy. In particular, Willey Brothers intends to undertake an aggressive domestic expansion plan over the next 12 months, enter into strategic alliances to leverage its penetration of the community bank market, and pursue new opportunities outside of the financial services sector.

         Jeffrey S. Silverman, Chairman and Chief Executive Officer of FPCX, said, "Willey Brothers is a strong, profitable business with a leading position in its field, serving world-class financial services businesses. In addition, it has a sound business plan for executing its growth strategy. We believe that Willey Brothers' prospects for growth are excellent. In short, this is



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the kind of profitable, well-positioned, well-run company that FPCX is seeking in its acquisition program."

         Willey Brothers, based in Rochester, New Hampshire, was founded in 1983 by Thomas P. Willey and James M.. Willey, who will continue to direct the firm as Co-chairmen, with the help of a strong team of experienced managers. Kevin Kelly, formerly Executive Vice President of the company, has been promoted to President. Through its three complementary business segments - branch planning and design, merchandising and creative services - the company provides its clients a full spectrum of integrated, end-to-end point-of-purchase communications solutions. Among the company's clients are such highly regarded financial institutions as Fleet Boston Financial Corporation, H & R Block Financial Centers, Sun Trust Banks, Inc. and T.D. Waterhouse Group. The company provides point-of-purchase solutions to more than 1,600 financial services companies covering over 17,600 branches. The revenues for Willey Brothers in the year ended December 31, 2000 were approximately $45 million, with EBITDA of approximately $4.5 million.

         Thomas P. Willey and James M. Willey said, "We have found the perfect strategic partner in FPCX to help us take our business to the next level, both in terms of revenue and profitability. We look forward to working with Jeffrey Silverman and his experienced management team to implement our business plan. He and his team have a track record of helping companies reach their potential and we look forward to a beneficial relationship with them and FPCX.

         The equity contributed by FPCX to Willey Brothers includes capital raised by FPCX through the private placement and issuance of Class A Convertible Preferred Stock, automatically convertible into Common Stock of FPCX at the next meeting of stockholders, and proceeds from the disposition of its 80% interest in Michaelson Kelbick Partners Inc. ("MKP"). FPCX also received a forgiveness of debt owed by FPCX to MKP and will continue to share in MKP's profits, if any, through 2001.



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         Certain statements in this press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on FPCX's current expectations and involves risks and uncertainties that may cause actual results to differ materially from those set forth in the forward-looking statements. These risks and uncertainties, as well as other factors, are disclosed from time to time in FPCX's filings with the Securities and Exchange Commission, to which readers are directed, and include, without limitation, FPCX's ability to implement its business strategy and development plans, integrate acquisitions, obtain sufficient financing to expand operations, as well as competitive factors. FPCX undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof.